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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                 PULITZER INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

         The following is a newspaper article published on February 4, 2005 in the St. Louis Post-Dispatch.

It's never too late to start sucking up to the new bosses
By Bill McClellan
Of the Post-Dispatch

The new bosses from Lee Enterprises came to the newspaper this week and conducted a staff meeting in the newsroom during which they introduced themselves and talked of their plans. I was busy, of course, but I made time to go to the meeting. I was unable to stay for the entire meeting - as I said, I was busy - but I stayed long enough to make some observations.

First of all, they're a remarkably good-looking crew. Not in a cheap, superficial way, either, like you might see with people from a coast, but in that solid, Midwestern way that suggests character and dignity and practically shouts, "Iowa!" I arrived at the meeting a tiny bit late and missed the part where they talked about their plans, but I had the sense that the plans were good and sound. People with this kind of character don't make bad plans. That's what I'd say.

I left the meeting after a couple of minutes and returned to my desk to get some work done. I sit in a corner of the newsroom and a few minutes after returning to my desk, I heard laughter from my colleagues gathered on the other end of the room and the laughter was followed by applause. Obviously, one of the new bosses had said something clever, something that met with great approval. I felt happy. I looked up and saw one of my colleagues rushing toward my desk. She was smiling broadly.

"Did you hear that?" she said.

"The laughter and the applause? Yes, I did," I said.

"It was about you," she said.

It turns out that the new bosses have been contemplating this purchase for a couple of months - these are not rash people! - and so they've been reading the paper on a regular basis, taking stock of things. One of the things they read was a column I wrote several weeks ago. At the time, the hot rumor was that we were about to be bought by Gannett. Regular readers might remember


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that column. A snotty copy editor put this headline on it: "It's not too early to start sucking up to possible buyers."

I thought it was an unfair headline, but we are all little cogs in the big wheel and my job is to write and somebody else's job is to put a headline on what I've written. At any rate, the column began like this: "I like Gannett. I want to be on the record about that. When I wake up in a hotel room in a strange city and find USA Today pushed under my door, I feel happy. There are some reporters and editors who don't like Gannett. These are largely the people who call movies films. There are some of them in every newsroom in the country, including this one. I am not going to divulge names. Not yet, anyway. I intend to keep my options open."

The people at Lee read that column, and one of them brought it up at the meeting. First, he asked if I was in the assembled crowd and when somebody said, "He's already left," the boss responded, "Tell him he sucked up to the wrong people."

That sparked the laughter and applause.

Actually, I've never liked Gannett and I had no intention of turning over any names. I'm not like that. More to the point, I like everything about Lee. Let me be frank about that. I have never seen anything associated with any Lee that I didn't like. The chicken? It's the best. The jeans? Better than Levis. Robert E. Lee? The finest general in the Civil War.

That's something to consider. I bet if Robert E. Lee were to name his favorite Union general, it would be my great-great-great-grandfather, George B. McClellan. General George refused to march south. He did not want to do battle with his good friend, Bobby Lee, and he was relieved of command because of his refusal. In other words, the Lees and the McClellans go way back.

So I sat there at my desk, the laughter and the applause still ringing in my ears. On the wall was the family coat of arms with the family motto: Ad postremum inter instrumentum militare. We have upheld that motto - "In the rear with the gear" - through countless wars. Always surviving. Like the noble cockroach which is also emblazoned on the family crest. And I thought to myself, I like our new bosses.

E-mail: bmcclellan@post-dispatch.com
Phone: 314-340-8143


ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.


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         STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT
REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.